As filed with the Securities and Exchange Commission on September 27, 2000
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         COUSINS PROPERTIES INCORPORATED
               (Exact name of registrant as specified in charter)
              GEORGIA                                      58-0869052
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                            2500 Windy Ridge Parkway
                                   Suite 1600
                             Atlanta, Georgia 30339
                                 (770) 955-2200
               (Address, including zip code, and telephone number
                 including area code, of registrant's principal
                               executive offices)

                               Tom G. Charlesworth
                        Senior Vice President, Secretary
                               and General Counsel
                         Cousins Properties Incorporated
                      2500 Windy Ridge Parkway, Suite 1600
                             Atlanta, Georgia 30339
                                 (770) 955-2200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                              Alan J. Prince, Esq.
                                 King & Spalding
                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                                 (404) 572-4600


                  Approximate  date of  commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

     Title of each                                    Proposed               Proposed
         Class of               Amount                 maximum                maximum               Amount of
     securities to               to be             offering price            aggregate            registration
     be registered            registered          per share (1)(2)      offering price (1)             fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


  Common Stock, $1.00
  par value per share        570,484 shares           $43.1875             $24,637,778               $6,505
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Does not include 2,000,000 shares of common stock previously registered on Registration Statement No. 333-48841 and to which the Prospectus contained herein relates. A registration fee of $16,804 was previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus relating also to Registration Statement No. 333-48841 previously filed by the Registrant on March
30, 1998.

                                1,711,451 SHARES

                         COUSINS PROPERTIES INCORPORATED

                           DIVIDEND REINVESTMENT PLAN



                                  Common Stock



         Cousins' Dividend Reinvestment Plan (the "Plan") provides stockholders with a simple and convenient method of acquiring additional shares of the its Common Stock, par value $1.00 per share ("Common Stock"). All of our stockholders are eligible to participate in the Plan, including stockholders whose shares are held in the name of a nominee or broker (i.e., "street name").

         Under the Plan, dividends may be used to acquire additional Common Stock as more fully described below. In addition, dividends on shares of Common Stock held in a participant's ("Participant") account under the Plan are also eligible to be reinvested for the Participant.

         A stockholder may begin participating in the Plan by completing an Authorization Card and returning it to the Plan Administrator: Shareholder Services Group, First Union National Bank, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28288-1153 (Courier 28262-1153). Participants may terminate their participation at any time. Stockholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends as, if and when declared, as usual.

         Cousins lists the Common Stock on the New York Stock Exchange under the symbol "CUZ."



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is September 27, 2000.

                       WHERE CAN YOU FIND MORE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company. The Common Stock is listed and traded on the New York Stock Exchange (the "NYSE") and such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Stock. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Corporation with the Commission are hereby incorporated by reference:

                  (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (2) the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000;

                  (3) the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000; and

                  (4) the description of the Common Stock included in the Company's Registration Statement on Form 8-A (File No. 1-11312), dated August 4, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby are hereby incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for certain exhibits to such documents. Written requests should be sent to:
Secretary, Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Atlanta, Georgia 30339, Attention: Secretary. Telephone requests may be directed to (770) 955-2200.

                         COUSINS PROPERTIES INCORPORATED
                      2500 Windy Ridge Parkway, Suite 1600
                             Atlanta, Georgia 30339
                                 (770) 955-2200

                             DESCRIPTION OF THE PLAN

         The provisions of the Company's Dividend Reinvestment Plan (the "Plan") are set forth below in a question and answer format. The Plan first became effective on January 27, 1993 when 1,000,000 shares of Common Stock were reserved for issuance under the Plan. The Company's Board of Directors, at its meeting held on February 3, 1995, amended the Plan in certain respects. These amendments, which were effective on May 1, 1995, are reflected in this
Prospectus. On February 5, 1998, the Company's Board of Directors reserved an additional 2,000,000 shares of Common Stock for issuance under the Plan, and on August 22, 2000, in connection with a stock dividend by the Company, the Board of Directors reserved an additional 570,484 shares of Common Stock for issuance under the Plan. As of the date hereof, there are an aggregate of 1,711,451 shares eligible for issuance under the Plan. The Plan's terms, conditions and operation are governed by the laws of the State of Georgia.

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide Company stockholders with a simple and convenient way of purchasing additional shares of Common Stock without incurring any commissions or fees of any kind. Shares of Common Stock purchased under the Plan will be original issue shares. As a result of purchases under the Plan, the Company will receive additional funds for its general corporate purposes. See "Use of Proceeds."

2.       What are the advantages of the Plan to stockholders?

         Company stockholders electing to participate in the Plan may:

         1. Purchase shares of Common Stock at prices equal to 95% of the average of the high and low sale prices of the Common Stock on the applicable investment date (see Question 10);

         2. Automatically reinvest their cash dividends, including cash dividends otherwise payable on shares held in the Participant's account under the Plan;

         3. Invest the full amount of all dividends because fractional shares may be held under the Plan;

         4. Invest without incurring any commissions or fees of any kind; provided, however, that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee; and

         5. Avoid safekeeping and record-keeping requirements and costs through the free custodial service and reporting provisions provided by the Plan.

3.       Who is eligible to participate?

         All Company stockholders are eligible to participate in the Plan. Stockholders whose shares are registered in the name of a nominee or broker may participate in the Plan by making appropriate arrangements to have their nominee or broker execute the Authorization Card electing participation under the Plan.

4.       How does an eligible stockholder participate?

         Company stockholders may join the Plan by signing an Authorization Card and returning it to First Union National Bank, which is acting as the Plan Administrator. Company stockholders whose shares are registered in the name of a nominee or broker must have the nominee or broker sign the Authorization Card and return it to First Union National Bank. Additional forms may be obtained at any time by written request to: Shareholder Services Group, First Union National Bank, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28288-1153 (Courier 28262-1153), or by calling First Union National Bank at (800) 829-8432.

5.       When may a stockholder join the Plan?

         A Company stockholder may join the Plan at any time and will remain a Participant until participation is terminated (see Question 16) or all shares held in the Participant's Plan account are sold.

         If an Authorization Card specifying the Participant's desire to participate in the Plan is received by the Plan Administrator at least five days prior to the record date established for a particular dividend, receipt of shares  of  Common  Stock  in lieu of cash  dividends  or  reinvestment  of cash dividends, as appropriate, will commence with that dividend. If the Authorization Card is received after the fifth business day prior to the record date established for a particular cash dividend, then participation in the Plan will not begin until the cash dividend payment date following the next record date, as applicable.

         The Company has declared and paid dividends as follows during the past two years.

   Declaration Date             Record Date                  Payment Date
   ----------------             -----------                  ------------
   January 27, 2000             February 10, 2000            February 23, 2000
   May 2, 2000                  May 18, 2000                 May 30, 2000
   July 28, 2000                August 11, 2000              August 25, 2000
   January 28, 1999             February 10, 1999            February 23, 1999
   May 4, 1999                  May 18, 1999                 May 28, 1999
   July 29, 1999                August 12, 1999              August 26, 1999
   November 16, 1999            December 9, 1999             December 22, 1999
   January 27, 1998             February 10, 1998            February 23, 1998
   April 21, 1998               May 15, 1998                 May 29, 1998
   July 29, 1998                August 12, 1998              August 26, 1998
   November 17, 1998            December 9, 1998             December 22, 1998

6.       What does the Authorization Card provide?

         The Authorization Card provides a Participant with the option to reinvest cash dividends paid on all or a portion of the shares then or subsequently registered in the Participant's (or the Participant's nominee's or broker's name) as follows:

1.                Full  Participation  directs  the  Company  (through  the Plan
                  Administrator) to reinvest all of the Participant's cash dividends on all of the shares of Common Stock then or subsequently registered in the Participant's name (see Question 13).

2. Partial Participation directs the Company (through the Plan Administrator) to reinvest a Participant's cash dividends only on the number of shares of Common Stock designated by the Participant on the Authorization Card.

7.       How may a Participant change options under the Plan?

         A Participant may change investment options at any time by requesting a new Authorization Card and returning it to the Plan Administrator at the address shown above in Question 4.

8. Are there any expenses of participation in connection with purchases under the Plan?

         There will be no brokerage commissions or service charges to Participants for purchases under the Plan. Furthermore, all costs of administration of the Plan are to be paid by the Company. See Question 17 for a discussion of payment by Participants of brokerage commissions, taxes and transaction charges associated with terminating participation in the Plan.

         If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge such Participant a commission or fee with respect to shares purchased pursuant to the Plan.

         The Company has directed the Plan Administrator to process all sales for the Plan through First Union Discount Brokerage Service, an affiliate of the Plan Administrator. First Union Discount Brokerage Service has agreed to process all sales of Common Stock for the Plan on a non profit basis and will charge fees only to the extent necessary to cover costs incurred by First Union Discount Brokerage Service in effecting such transactions. No minimum fees will be applied to any transaction by First Union Discount Brokerage Service.

9.       How many shares of Common Stock will be purchased for Participants?

         The number of shares to be purchased for a Participant depends on whether the Participant has elected full or partial participation, the amount of the cash dividend declared and the purchase price of the Common Stock (see Question 10). Each account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the total amount to be reinvested divided by the purchase price per share.

10. When, and at what price, will shares of Common Stock be purchased for Participants under the Plan?

         The prices at which shares of Common Stock will be purchased by Participants will be 95% of the average of the high and low sale prices of the Common Stock on the NYSE Composite Tape on the applicable investment date, as reported in The Wall Street Journal or other authoritative source. In the event there are no trades in the Common Stock on such investment date, the purchase price will be 95% of the average of the high and low sale prices on the most recent date preceding the investment date, as reported in The Wall Street Journal or other authoritative source.

11.      Who administers the Plan for Participants?

         First Union National Bank administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of First Union National Bank (or its nominee) and credited to the accounts of the respective Participants.

12.      What kind of reports will be sent to Participants in the Plan?

         As soon as practicable after each purchase of Common Stock under the Plan, a Participant will receive a statement describing the transaction, including the purchase price and the number of shares acquired. All year-to-date transactions in the account will be included in each statement. These statements are a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. As a stockholder, each Participant receives copies of the Company's annual reports to stockholders, proxy statements and dividend income information for tax reporting purposes.

13. Will Participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. To the extent a Participant does not limit the level of participation on the Authorization Card, Participants will be credited with dividends on shares held in their accounts under the Plan (see Question 6).

14. Will certificates be issued for shares of Common Stock purchased under the Plan?

         The Company will not issue to Participants certificates for shares of Common Stock purchased under the Plan. Shares will be held in the name of the Plan Administrator or its nominee. The number of shares purchased for the Participant's account under the Plan will be shown on the Participant's statement of account. This feature protects against loss, theft or destruction of stock certificates. Certificates for any number of whole shares under the Plan will be issued upon written request (see Question 15).

15. How may a Participant obtain certificates for shares purchased under the Plan?

         Participants may obtain certificates for all or a portion of the shares held in their account in the Plan by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of whole shares for which a certificate should be issued. Certificates only for whole shares of Common Stock will be issued. Certificates for fractions of shares will not be issued (see Question 17). Dividends with respect to the shares for which a certificate is issued will continue to be reinvested unless the Participant submits a new Authorization Card reducing the number of shares subject to the Plan (see Question 6).

16.      How may a Participant's participation in the Plan be terminated?

         A Participant may terminate participation in the Plan at any time by notifying the Plan Administrator in writing to that effect. Notice of termination received by the Plan Administrator less than five business days prior to a dividend record date will not be effective until dividends for such record date have been reinvested. The Plan Administrator, at its discretion, may terminate any account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share (see Question 17). The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to a Participant at any time. If such notice is given less than five business days prior to a dividend record date, such termination shall not be effective until dividends for such record date have been reinvested.

17. What happens to any shares held in a Participant's account when a Participant's participation in the Plan is terminated?

         If a Participant's account, at the time of termination, contains a fractional share, the Plan Administrator will make a cash payment to the Participant equal to the average high and low sale prices of Common Stock on the NYSE Composite Tape on such date, as reported in The Wall Street Journal or other authoritative source, multiplied by such fractional share. This cash payment, together with a certificate for whole shares, will be mailed directly to the Participant. Alternatively, in connection with any termination, the Plan Administrator, upon receipt of written instructions from a Participant, or, if applicable, the Participant's representative, will sell the Participant's full shares of stock as soon as practicable following termination and send the Participant or, if applicable, the Participant's representative a check representing the proceeds, less applicable brokerage commissions, taxes and the Plan Administrator's transaction charge.

18. What happens to a Participant's Plan account if shares of Common Stock are transferred or sold?

         If a Participant disposes of any Common Stock held in the Plan, the Company will continue to issue shares of Common Stock in respect of, or the Plan Administrator will continue to reinvest the dividends on, the remaining shares held in the Plan account until participation is terminated.

19. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split?

         Any Common Stock dividend or stock split issued by the Company will be credited to the accounts of Participants based on the number of shares held in such accounts on the record date for such dividend or split. In the event the Company makes available to holders of Common Stock, rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to Participants based on the whole number of shares held in their accounts on the record date established for determining the holders of Common Stock entitled to such rights or warrants. No consideration will be paid with respect to fractional rights or warrants.

20. How will a Participant's Plan shares be voted at a meeting of stockholders?

         If, on the record date for a meeting of stockholders, there are any shares of Common Stock credited to a Participant's Plan account, such shares will be added to the shares registered in the Participant's name on the stockholder records of the Company and the Participant will receive one proxy covering the total of such shares, which will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of such shares in person at the meeting of stockholders.

21. What are the federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code, the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

1. A dividend on Common Stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 5% purchase discount will constitute dividend income to Participants.

2. Dividends paid to corporate stockholders, including all amounts taxable as dividends to corporate Participants under
                  (a) above, will not be eligible for the corporate dividends-received deduction under the Internal Revenue Code.

3. A Participant's tax basis in additional Common Stock acquired under the Plan will be equal to the amount treated as a dividend for federal income tax purposes with respect to such shares as described in (a) above. The Participant's holding period for such Common Stock will commence on the day after the investment date.

4. A Participant will not realize any taxable income upon the receipt of a certificate for full shares that have been previously credited to the Participant's account (see Question
                  15). A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therein.

         In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

22.      What is the responsibility of the Plan Administrator under the Plan?

         In administering the Plan, First Union National Bank will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither the Plan Administrator nor the Company shall have any duties, responsibilities or liabilities except as are expressly set forth herein.

23.      May the Plan be changed or discontinued?

         While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan by mailing appropriate notice, amendment or supplement at least thirty (30) days prior to the effective date to the Participant's last address. It is understood that amendments or supplements may be required due to changes in rules and regulations issued by governing authorities. In such cases, amendments or supplements will be made and thereafter notification will be sent to each Participant. The Company also reserves the right to terminate any Participant's participation in the Plan at any time for any reason. Any question of interpretation arising under the Plan will be determined by the Company and its determination will be final.

         The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to Participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the stockholders.

24. Can checks be written against the Participant's Plan account or can the account be transferred or pledged?

         No. A Participant may not draw checks or drafts against a Plan account nor does a Participant have the right to sell assign, pledge or transfer a Plan account.

25.      Where should correspondence regarding the Plan be directed?

         All  correspondence  regarding the Plan should be directed to:
Shareholder Services Group, First Union National Bank, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28288-1153 (Courier 28262-1153). Please mention this specific Plan in all correspondence.

The Company Common Stock

         The Common Stock is listed on the New York Stock Exchange under the Symbol "CUZ." The transfer agent for the Common Stock is First Union National Bank.

                                 USE OF PROCEEDS

         The net proceeds from the sale of original issue shares of Common Stock issued under the Plan will be used for general corporate purposes of the Company. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon the funding requirements of the Company and the availability of other funds.

                                  LEGAL MATTERS

         The validity of the shares of the Common Stock issuable under the Plan is being passed upon for the Company by King & Spalding, Atlanta, Georgia.

                                     EXPERTS

         The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to certain joint ventures, its opinion is based on the reports of other independent public accountants, namely, Ernst & Young LLP as it relates to CSC Associates, L.P. The financial statements and supporting schedules referred to above have been included or incorporated by reference herein in reliance upon the authority of said firms as experts in giving said reports.

                     COMMISSION POSITION ON INDEMNIFICATION

         Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code authorizes a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company has adopted the provisions of the Georgia statute pursuant to its Bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

                                              Page

Where you can find more Information.........    2

Incorporation of Certain Documents by
   Reference................................    2

Description of the Plan.....................    3

Use of Proceeds.............................    8

Legal Matters...............................    8

Experts.....................................    8

Commission Position on Indemnification......    8
































                         COUSINS PROPERTIES INCORPORATED

                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK

                                   PROSPECTUS

                               September 27, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby:

                  Securities and Exchange Commission
                      Registration Fee................$ 6,505
                  New York Stock Exchange Fee.........  3,500
                  Printing and Expenses...............  1,000
                  Accountants' Fees and Expenses......  5,000
                  Legal Fees and Expenses............. 15,000
                  Miscellaneous.......................    925
                                                      -------
                      TOTAL                           $32,000
                                                      =======

The foregoing are estimates, except for the Securities and Exchange Commission registration fee and New York Stock Exchange fee.

Item 15.      Indemnification of Directors and Officers

           The following summary is qualified in its entirety by reference to the complete text of the statute, Articles of Incorporation and Bylaws referred to below.

Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850. Part definitions.

As used in this part, the term:

         (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

         (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

              (A)  A party to the proceeding; or

              (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

         (4)   "Expenses"  includes counsel fees.

         (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (6)   "Official capacity"  means:

              (A) When used with respect to a director, the office of director in a corporation; and

              (B)  When used with respect to an officer, as contemplated in Code
                   Section 14-2-857, the office in a corporation held by the officer.

     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

         (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (8) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851. Authority to indemnify.

        (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

         (1)  Such individual conducted himself or herself in good faith; and

         (2)  Such individual reasonably believed:

              (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

              (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

              (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a) (2) (B) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     (d) A corporation may not indemnify a director under this Code section:

         (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

         (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for expenses.

     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

         (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code
              Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

         (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (c) Authorizations under this Code section shall be made:

         (1)  By the board of directors:

              (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

              (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

         (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-ordered indemnification and advances for expenses.

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

         (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

         (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or
              (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. Determination and authorization of indemnification.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

     (b) The determination shall be made:

         (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

         (2)  By special legal counsel:

              (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

              (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

         (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856. Shareholder approved indemnification.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

         (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

         (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

         (3)  For the types of liability set forth in Code Section 14-2-832; or

         (4) For any transaction from which he or she received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

         (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

         (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. Indemnification of officers, employees, and agents.

     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

         (1)  To the same extent as a director; and

         (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

              (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

              (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

              (C)  The types of liability set forth in Code Section 14-2-832; or

              (D) Receipt of an improper personal benefit.

     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. Insurance.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Application of part.

     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

     (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

Article Ten of the Company's Restated Certificate of Incorporation provides:

         No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involved intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. Neither the amendment nor repeal of this Article 10 nor the adoption of any provision of these Restated and Amended Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment, repeal or adoption.

Article VI of the Company's Bylaws provides:

(a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he is or was a Director of the Corporation or who while a Director of the Corporation was serving at the Corporation's request as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, that a Director of the Corporation shall not be so indemnified for such judgments, fines, amounts paid in settlement or expenses incurred in any such proceeding in which the Director is adjudged liable to the Corporation: (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability for unlawful distributions and dividends as set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the Director derives an improper personal benefit. Expenses incurred by any Director indemnified hereunder in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of the written affirmation of such Director's good faith belief that he has met the standards of conduct required hereunder.

(b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the corporation), by reason of the fact that he is or was an officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted from time to time by, and in the manner provided from time to time by, the Georgia Business Corporation Code. Expenses incurred by any person who may be indemnified hereunder in defending any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

(c) Upon receipt of a claim for indemnification hereunder, the Corporation shall cause a determination to be made in accordance with applicable law and this Bylaw as to whether the claimant has met the applicable standard of conduct, and the Corporation shall pay the claim to the extent that the determination is favorable to the person making the claim. Each person who shall act as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder that may not be modified without the consent of such persons as to occurrences prior to notice to such persons of such modification.

Item 16. Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         4(a)              Amended and  Restated  Articles of  Incorporation  of
                           Registrant   (incorporated  herein  by  reference  to
                           Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1999).

         4(b) Bylaws of Registrant, as amended and restated as of November 30, 1989, and as further amended by the Stockholders on April 30, 1990, and as further amended by the Stockholders on April 29, 1993 (incorporated herein by reference to Exhibit 4(b) to the Registrant's Form S-3 dated September 28, 1993).

         5.1               Opinion of King & Spalding.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Ernst & Young LLP.

         23.3              Consent of King & Spalding (included in Exhibit 5.1).

         24.1              Power of Attorney (set forth on the signature page).

------------------------

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a), or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cobb, State of Georgia, on the 27th day of September, 2000.

                                       COUSINS PROPERTIES INCORPORATED


                                       By: /s/ Tom G. Charlesworth
                                           ----------------------------------
                                           Tom G. Charlesworth
                                           Senior Vice President
                                           Secretary and General Counsel



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints _Daniel M. DuPree and Tom G. Charlesworth and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of September, 2000.

Signature                                  Title
---------                                  -----

/s/ Thomas G. Cousins                      Chairman of the Board of Directors,
--------------------------------           President and Chief Executive Officer
Thomas G. Cousins

/s/ Kelly H. Barrett                       Senior Vice President--Finance
--------------------------------           (Principal Accounting and
Kelly H. Barrett                           Financial Officer)

/s/ Thomas D. Bell, Jr.                    Director
--------------------------------
Thomas D. Bell, Jr.

/s/ Richard W. Courts II                   Director
--------------------------------
Richard W. Courts II

/s/ Lillian C. Giornelli                   Director
--------------------------------
Lillian C. Giornelli

/s/ Terence C. Golden                      Director
--------------------------------
Terence C. Golden

/s/ Boone A. Knox                          Director
--------------------------------
Boone A. Knox

/s/ William Porter Payne                   Director
--------------------------------
William Porter Payne

/s/ Richard E. Salomon                     Director
--------------------------------
Richard E. Salomon

                                INDEX TO EXHIBITS

Exhibit
Number                                          Description
------                                          -----------

4(a) Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1999).


4(b) Bylaws of Registrant, as amended and restated as of November 30, 1989, and as further amended by the stockholders on April 30, 1990, and as further amended by the stockholders on April 29, 1993 (incorporated herein by reference to Exhibit 4(b) to the Registrant's Form S-3 dated September 28,
                             1993).


5.1                          Opinion of King & Spalding.

23.1                         Consent of Arthur Andersen LLP.

23.2                         Consent of Ernst & Young LLP.

23.3                         Consent of King & Spalding
                             (contained in Exhibit 5.1).

                                   EXHIBIT 5.1

                                 King & Spalding

                               September 27, 2000

Cousins Properties Incorporated
2500 Windy Ridge Parkway

Suite 1600
Atlanta, Georgia 30339

         Re: Form S-3 Registration Statement relating to a Dividend Reinvestment Plan with respect to 570,484 shares of common stock, par value $1.00 per share, of Cousins Properties Incorporated
                  -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 570,484 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), to be sold pursuant to that certain Dividend Reinvestment Plan, which has been included in the prospectus which is filed as part of the Registration Statement (the "Plan").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

                  (i) The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia; and

                  (ii) The shares of Common Stock to be issued pursuant to the Plan are duly authorized and, when issued in accordance with the terms of the Plan and against payment therefor as set forth therein, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ King & Spalding

                                                     KING & SPALDING

                                  EXHIBIT 23.1




                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reportsdated February 8, 2000 included and incorporated by reference in Cousins Properties Incorporated's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                   ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 25, 2000

                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to Cousins Properties Incorporated Dividend Reinvestment Plan and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements and schedule of CSC Associates, L.P., included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Atlanta, Georgia
September 25, 2000